Exhibit 99.1

Antenna Products Corporation Awarded Contract

MINERAL WELLS, Texas--(BUSINESS WIRE)--June 2, 2011--PHAZAR CORP (NASDAQ:ANTP) announces today that Antenna Products Corporation, a wholly owned subsidiary of PHAZAR CORP, received a subcontract for delivery of HF antennas for the NATO Broadcast and Ship-Shore (BRASS) site in Portugal. The Prime contractor is EID of Charneca da Caparica, Portugal. The antennas to be supplied are six (6) each multiport spiral antennas and three (3) each conical monopole antennas. The value of the contract is slightly more than $1.1 million. Completion of the project should be during fiscal year 2012.

Information on PHAZAR CORP is available on the Internet web page at www.phazar.com and at www.antennaproducts.com

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”. This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

CONTACT:
Antenna Products Corporation
Kathy Kindle, 940-325-3301
Fax: 940-325-0716
kindle@antennaproducts.com